Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

To Tender Shares of Common Stock

of

Force Protection, Inc.

at

$5.52 Per Share

Pursuant to the Offer to Purchase dated November 18, 2011

by

Falcon Acquisition Corp.

a wholly-owned subsidiary of

General Dynamics Corporation

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) the certificates representing shares of common stock, par value $0.001 per share (“Shares”), of Force Protection, Inc., a Nevada corporation, that are issued and outstanding and any and all other required documents cannot be delivered to the Depositary or (ii) the procedure for delivery by book-entry transfer cannot be completed, in either case, by 12:00 midnight, New York City time, at the end of Friday, December 16, 2011 (or if the Offer (as defined below) is extended to a later time and date, such later time and date). Such form may be delivered or transmitted by mail or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Overnight Delivery: Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021	By Mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011

(For eligible institutions only)

Facsimile Transmission:

(617) 360-6810

Confirm Receipt of Facsimile

By Telephone:

(781) 575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL. DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in the Offer to Purchase) and, if applicable, certificates for Shares (as defined below) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Falcon Acquisition Corp., a Nevada corporation (“Purchaser”) and a wholly-owned subsidiary of General Dynamics Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated November 18, 2011 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate Numbers (if available)

☐ Check here if delivery will be by book-entry transfer

Name of Tendering Institution

Account Number

Dated , 201

SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Addresses)

(City, State and Zip Code)

(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby (i) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (iii) guarantees that the certificates for any and all Shares tendered hereby (or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in Section 3 of the Offer to Purchase)), evidencing all tendered Shares, in proper form for transfer, in each case together with the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 3 of the Offer to Purchase)), and any other required documents, are received by the Depositary within three trading days after the date hereof, where “trading day” means any day on which the NASDAQ Capital Market is open for business.

(Name of Firm)

(Address)

(City, State and Zip Code)

(Authorized Signature)

(Name and Title)

(Area Code and Telephone Number)

Dated:                     , 201    .

DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE.

CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR

LETTER OF TRANSMITTAL.